                                                                   Exhibit 22.01
                          SUBSIDIARIES OF REGISTRANT


Capital Re Corporation, a Delaware insurance holding company;

Credit Re Corporation, a Maryland corporation;

Capital Re LLC, a Turks and Caicos limited life company;

Capital Reinsurance Company, a Maryland domiciled insurance company;

Capital Credit Reinsurance Company Ltd., a Bermuda domiciled insurance company;

Capital Mortgage Reinsurance Company, a New York domiciled insurance company;

Capital Title Reinsurance Company, a New York domiciled insurance company;

KRE Reinsurance Ltd., a Bermuda domiciled insurance company

Capital Re Management Corporation, a New York reinsurance intermediary

Capital Re (UK) Holdings

CRC Capital, Ltd., a corporation established under the Laws of England

RGB Holdings, Ltd., a corporation established under the Laws of England

RGB Underwriting Services, Ltd., a corporation established under the Laws of England

RGB Underwriting Agencies, Ltd., a corporation established under the Laws of England

Capital Global Managers, Ltd., a Bermuda domiciled managing general agency

Capital Global Underwriters, Ltd., a Bermuda domiciled insurance company